1531457.v1

                               -2-
                        AMENDMENT TO THE
                   CERTIFICATE OF DESIGNATION
                             OF THE
              AMENDED SERIES 2001-A PREFERRED STOCK
                        ($0.01 PAR VALUE)
                               OF
                      HAROLD'S STORES, INC.

PURSUANT TO SECTION 1032 OF THE OKLAHOMA GENERAL CORPORATION ACT


     The undersigned, the interim Chief Executive Officer of Harold's Stores, Inc., an Oklahoma corporation (the "Corporation"), in accordance with the provisions of Section 1032.G.1 of the Oklahoma General Corporation Act, does hereby certify as follows:

     1. A Certificate of Designation (the "Certificate of Designation") setting forth certain resolutions of the Corporation's Board of Directors establishing the powers, preferences, rights and limitations of the Corporation's Amended Series 2001-A Preferred Stock, par value $0.01 per share, was filed with the Oklahoma Secretary of State on August 2, 2002, and such Certificate of Designation was previously amended on February 4, 2003;

2.   The Certificate of Designation, as amended, designated
600,000 shares of the Corporation's authorized and unissued preferred stock as Amended Series 2001-A Preferred Stock;
     3. The Corporation presently has 341,296 shares of such Amended Series 2001-A Preferred Stock issued and outstanding;

     4. The Board of Directors of the Corporation has authorized and directed by a duly adopted resolution that the number of shares of the Corporation's authorized preferred stock designated as Amended Series 2001-A Preferred Stock be decreased from 600,000 to 500,000; and

     5. Therefore, upon the filing of this Amendment, 100,000 shares of the Corporation's authorized but unissued preferred stock shall resume the undesignated status which they had prior to the
adoption   by  the  Board  of  Directors  of  the  aforementioned
resolutions set forth in the Certificate of Designation, as amended.

                Signature page follows this page.

     IN WITNESS WHEREOF, Harold's Stores, Inc. has caused this Amendment to the Certificate of Designation to be duly executed on its behalf by the undersigned, Leonard M. Snyder, interim Chief Executive Officer, and attested by Jodi L. Taylor, its Secretary, this ____ day of January, 2006.

                              HAROLD'S STORES, INC.

                              By:
                                 Leonard M. Snyder
                                 Interim Chief Executive Officer

Attest:


Jodi L. Taylor, Secretary